Exhibit 99.1

nCino Reports Third Quarter Fiscal Year 2024 Financial Results
•Total Revenues of $121.9M, up 16% year-over-year
•Subscription Revenues of $104.8M, up 19% year-over-year
•GAAP Operating Margin of (11)%, up 700 basis points year-over-year
•Non-GAAP Operating Margin of 17%, up 1,400 basis points year-over-year

WILMINGTON, N.C., November 29, 2023 -- nCino, Inc. (NASDAQ: NCNO), a pioneer in cloud banking for the global financial services industry, today announced financial results for the third quarter of fiscal year 2024, ended October 31, 2023.

“We posted another solid quarter in Q3, with revenues and profitability again exceeding expectations,” said Pierre Naudé, Chairman and CEO of nCino. “Notably, we added key new customers, such as our first enterprise Consumer lending deal with a $200 billion bank in the U.S., and our largest customer to date in Japan. We are also pleased that our U.S. mortgage business achieved double-digit revenue growth despite generationally-high interest rates."

Naudé continued, "With years of experience successfully managing through market cycles, our financial strength allows us to continue investing and innovating to expand our market leadership. I am confident nCino has the products, strategy, and team to continue driving sustainable and profitable growth in Q4 and beyond.”
Financial Highlights
•Revenues: Total revenues for the third quarter of fiscal 2024 were $121.9 million, a 16% increase from $105.3 million in the third quarter of fiscal 2023. Subscription revenues for the third quarter were $104.8 million, up from $88.3 million one year ago, an increase of 19%.
•Income (Loss) from Operations: GAAP loss from operations in the third quarter of fiscal 2024 was $(12.9) million compared to $(18.4) million in the same quarter of fiscal 2023. Non-GAAP operating income in the third quarter was $20.4 million compared to $2.5 million in the third quarter of fiscal 2023.
•Net Income (Loss) Attributable to nCino: GAAP net loss attributable to nCino in the third quarter of fiscal 2024 was $(16.4) million compared to $(23.6) million in the third quarter of fiscal 2023. GAAP net loss attributable to nCino in the third quarter of fiscal 2024 includes the impact of accelerated sales and marketing amortization expense of $10.1 million to fully amortize the remaining SimpleNexus trade name intangible asset in connection with rebranding the SimpleNexus solution to nCino Mortgage. Non-GAAP net income attributable to nCino in the third quarter was $16.2 million compared to a $(1.4) million net loss attributable to nCino in the third quarter of fiscal 2023.
•Net Income (Loss) Attributable to nCino per Share: GAAP net loss attributable to nCino in the third quarter of fiscal 2024 was $(0.15) per basic and diluted share compared to $(0.21) per basic and diluted share in the third quarter of fiscal 2023. GAAP net loss attributable to nCino includes the impact of accelerated sales and marketing amortization expense equivalent to $0.09 per basic and diluted share to fully amortize the remaining SimpleNexus trade name intangible asset in connection with rebranding the SimpleNexus solution to nCino Mortgage. Non-GAAP net income attributable to nCino in the third quarter was $0.14 per diluted share compared to a net loss of $(0.01) per basic and diluted share in the third quarter of fiscal 2023.
•Remaining Performance Obligation: Total Remaining Performance Obligation (RPO) as of October 31, 2023, was $917.1 million, compared with $919.2 million as of October 31, 2022. RPO expected to be recognized in the next 24 months was $627.6 million, an increase of 4% from October 31, 2022.
•Cash: Cash, cash equivalents, and restricted cash were $105.8 million as of October 31, 2023.

Recent Business Highlights
•Signed first enterprise bank for Consumer lending: Added a net-new $200 billion U.S. bank as Company's largest Consumer lending customer.
•Signed expansion agreement with a regional bank for Mortgage Point-of-Sale: Signed an over $35 billion-asset bank, representing the largest cross-sell customer to adopt the nCino Mortgage Suite. This customer has now adopted nCino for Commercial, Consumer, and Mortgage lending.
•Signed largest customer in Japan: Added Yamaguchi Financial Group, an over $150 billion USD asset bank as a net-new customer for mortgage lending.
•Completed expansion deal with a top Irish bank: Expanded relationship with an existing account for Corporate and Institutional banking, Small and Medium Enterprise banking, Commercial Pricing & Profitability, ESG, and end-to-end mortgage origination.
Financial Outlook
nCino is providing guidance for its fourth quarter ending January 31, 2024, as follows:
•Total revenues between $123.5 million and $125.5 million.
•Subscription revenues between $105.5 million and $107.5 million.
•Non-GAAP operating income between $15.0 million and $16.0 million.
•Non-GAAP net income attributable to nCino per share of $0.11 to $0.13.
nCino is providing guidance for its fiscal year 2024 ending January 31, 2024, as follows:
•Total revenues between $476.5 million and $478.5 million.
•Subscription revenues between $407.5 million and $409.5 million.
•Non-GAAP operating income between $57.5 million and $58.5 million.
•Non-GAAP net income attributable to nCino per share of $0.40 to $0.42.
Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/events-and-presentations.

About nCino
nCino (NASDAQ: NCNO) is the worldwide leader in cloud banking. Through its single software-as-a-service (SaaS) platform, nCino helps financial institutions serving corporate and commercial, small business, consumer, and mortgage customers modernize and more effectively onboard clients, make loans, manage the loan lifecycle, and open accounts. Transforming how financial institutions operate through innovation, reputation and speed, nCino is partnered with more than 1,800 financial services providers globally. For more information, visit www.ncino.com.
Forward-Looking Statements:
This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, guidance, the assumptions underlying those statements, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to risks associated with (i) adverse changes in the financial services industry, including as a result of customer consolidation or bank failures; (ii) adverse changes in economic, regulatory, or market conditions, including as a direct or indirect consequence of higher interest rates; (iii) risks associated with the acquisition of SimpleNexus, (iv) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (v) the accuracy of management’s assumptions and estimates; (vi) our ability to attract new customers and succeed in having current customers expand their use of our solution; (vii) competitive factors, including pricing pressures, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (viii) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (ix) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (x) our ability to manage our growth effectively including expanding outside of the United States; (xi) adverse changes in our relationship with Salesforce; (xii) our ability to successfully acquire new companies and/or integrate acquisitions into our existing organization, including SimpleNexus; (xiii) the loss of one or more customers, particularly any of our larger customers, or a reduction in the number of users our customers purchase access and use rights for; (xiv) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; (xv) our ability to maintain our corporate culture and attract and retain highly skilled employees; and (xvi) the outcome and impact of legal proceedings and related fees and expenses.

Additional risks and uncertainties that could affect nCino’s business and financial results are included in our reports filed with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2023	October 31, 2023
Assets
Current assets
Cash and cash equivalents	$82,036	$100,475
Accounts receivable, net	99,497	62,012
Costs capitalized to obtain revenue contracts, current portion, net	9,386	9,715
Prepaid expenses and other current assets	16,274	18,670
Total current assets	207,193	190,872
Property and equipment, net	84,442	80,557
Operating lease right-of-use assets, net	10,508	8,855
Costs capitalized to obtain revenue contracts, noncurrent, net	18,229	16,293
Goodwill	839,440	838,585
Intangible assets, net	152,825	121,695
Investments	6,531	9,031
Long-term prepaid expenses and other assets	8,101	1,656
Total assets	$1,327,269	$1,267,544
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities
Accounts payable	$11,878	$12,526
Accrued compensation and benefits	22,623	13,748
Accrued expenses and other current liabilities	10,897	11,439
Deferred revenue	154,871	130,308
Financing obligations, current portion	1,015	1,429
Operating lease liabilities, current portion	3,874	3,523
Total current liabilities	205,158	172,973
Operating lease liabilities, noncurrent	7,282	6,460
Deferred income taxes, noncurrent	2,797	3,241
Revolving credit facility, noncurrent	30,000	—
Financing obligations, noncurrent	54,365	53,063
Total liabilities	299,602	235,737
Commitments and contingencies
Redeemable non-controlling interest	3,589	3,198
Stockholders’ equity
Common stock	56	57
Additional paid-in capital	1,333,669	1,382,019
Accumulated other comprehensive income	694	906
Accumulated deficit	(310,341)	(354,373)
Total stockholders’ equity	1,024,078	1,028,609
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,327,269	$1,267,544

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2023	2022	2023
Revenues
Subscription	$88,290	$104,759	$251,924	$301,996
Professional services and other	17,006	17,183	47,210	50,854
Total revenues	105,296	121,942	299,134	352,850
Cost of revenues
Subscription	26,844	30,605	78,499	89,481
Professional services and other	16,312	17,420	46,180	52,779
Total cost of revenues	43,156	48,025	124,679	142,260
Gross profit	62,140	73,917	174,455	210,590
Gross margin %	59%	61%	58%	60%
Operating expenses
Sales and marketing	32,423	38,446	94,274	100,551
Research and development	29,471	29,043	88,287	87,127
General and administrative	18,690	19,334	62,575	59,239
Total operating expenses	80,584	86,823	245,136	246,917
Loss from operations	(18,444)	(12,906)	(70,681)	(36,327)
Non-operating income (expense)
Interest income	87	685	115	2,057
Interest expense	(580)	(854)	(1,849)	(3,277)
Other expense, net	(2,911)	(2,320)	(5,498)	(2,633)
Loss before income taxes	(21,848)	(15,395)	(77,913)	(40,180)
Income tax provision	797	1,782	2,159	4,720
Net loss	(22,645)	(17,177)	(80,072)	(44,900)
Net loss attributable to redeemable non-controlling interest	(257)	(320)	(908)	(868)
Adjustment attributable to redeemable non-controlling interest	1,191	(478)	2,348	(526)
Net loss attributable to nCino, Inc.	$(23,579)	$(16,379)	$(81,512)	$(43,506)
Net loss per share attributable to nCino, Inc.:
Basic and diluted	$(0.21)	$(0.15)	$(0.74)	$(0.39)
Weighted average number of common shares outstanding:
Basic and diluted	110,897,811	112,951,553	110,434,171	112,484,017

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended October 31,
	2022	2023
Cash flows from operating activities
Net loss attributable to nCino, Inc.	$(81,512)	$(43,506)
Net loss and adjustment attributable to redeemable non-controlling interest	1,440	(1,394)
Net loss	(80,072)	(44,900)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	25,458	37,337
Non-cash operating lease costs	2,879	3,581
Amortization of costs capitalized to obtain revenue contracts	6,160	7,368
Amortization of debt issuance costs	131	138
Stock-based compensation	38,476	41,969
Deferred income taxes	452	881
Provision for bad debt	323	1,124
Net foreign currency losses	5,608	2,275
Loss on disposal of long-lived assets	—	161
Change in operating assets and liabilities:
Accounts receivable	32,497	35,455
Costs capitalized to obtain revenue contracts	(8,033)	(5,959)
Prepaid expenses and other assets	(446)	3,374
Accounts payable	(1,732)	1,184
Accrued expenses and other current liabilities	(9,182)	(7,999)
Deferred revenue	(2,883)	(23,789)
Operating lease liabilities	(2,997)	(3,063)
Net cash provided by operating activities	6,639	49,137
Cash flows from investing activities
Acquisition of business, net of cash acquired	676	—
Acquisition of assets	(563)	(356)
Purchases of property and equipment	(13,889)	(3,083)
Purchase of investment	—	(2,500)
Net cash used in investing activities	(13,776)	(5,939)
Cash flows from financing activities
Investment from redeemable non-controlling interest	—	983
Proceeds from borrowings on revolving credit facility	50,000	—
Payments on revolving credit facility	(20,000)	(30,000)
Payments of debt issuance costs	(367)	—
Exercise of stock options	3,038	3,176
Stock issuance under the employee stock purchase plan	2,424	2,698
Principal payments on financing obligations	(458)	(888)
Net cash provided by (used in) financing activities	34,637	(24,031)
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(4,098)	(762)
Net increase in cash, cash equivalents, and restricted cash	23,402	18,405
Cash, cash equivalents, and restricted cash, beginning of period	88,399	87,418
Cash, cash equivalents, and restricted cash, end of period	$111,801	$105,823

Reconciliation of cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$106,451	$100,475
Restricted cash included in prepaid expenses and other current assets	—	5,000
Restricted cash included in other long-term assets	5,350	348
Total cash, cash equivalents, and restricted cash, end of period	$111,801	$105,823

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.

•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with certain mergers and acquisitions. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•Acquisition-Related Expenses. nCino excludes expenses related to acquisitions as they limit comparability of operating results with prior periods. We believe these costs are non-recurring in nature and outside the ordinary course of business.

•Litigation Expenses. nCino excludes fees and expenses related to litigation expenses incurred from legal matters outside the ordinary course of our business as we believe their exclusion from non-GAAP operating expenses will facilitate a more meaningful explanation of operating results and comparisons with prior period results.

•Restructuring Costs. nCino excludes costs incurred related to bespoke restructuring plans and other one-time costs that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe excluding these costs facilitates a more consistent comparison of operating performance over time.

•Income Tax Effect on Non-GAAP Adjustments. The income tax effects are related to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses.

•Adjustment to Redeemable Non-Controlling Interest. nCino adjusts the value of redeemable non-controlling interest of its joint venture nCino K.K. in accordance with the operating agreement for that entity. nCino believes investors benefit from an understanding of the company’s operating results absent the effect of this adjustment, and for comparability, has reconciled this adjustment for previously reported non-GAAP results.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2023	2022	2023
GAAP total revenues	$105,296	$121,942	$299,134	$352,850

GAAP cost of subscription revenues	$26,844	$30,605	$78,499	$89,481
Amortization expense - developed technology	(4,249)	(3,990)	(12,767)	(12,431)
Stock-based compensation	(392)	(515)	(1,120)	(1,314)
Restructuring charges	—	(12)	—	(51)
Non-GAAP cost of subscription revenues	$22,203	$26,088	$64,612	$75,685

GAAP cost of professional services and other revenues	$16,312	$17,420	$46,180	$52,779
Amortization expense - other	(47)	(82)	(47)	(247)
Stock-based compensation	(1,778)	(2,571)	(5,564)	(6,660)
Restructuring charges	—	(26)	—	(118)
Non-GAAP cost of professional services and other revenues	$14,487	$14,741	$40,569	$45,754

GAAP gross profit	$62,140	$73,917	$174,455	$210,590
Amortization expense - developed technology	4,249	3,990	12,767	12,431
Amortization expense - other	47	82	47	247
Stock-based compensation	2,170	3,086	6,684	7,974
Restructuring charges	—	38	—	169
Non-GAAP gross profit	$68,606	$81,113	$193,953	$231,411

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[1]
GAAP gross margin %	59%	61%	58%	60%
Amortization expense - developed technology	4	3	4	4
Amortization expense - other	—	—	—	—
Stock-based compensation	2	3	2	2
Restructuring charges	—	—	—	—
Non-GAAP gross margin %	65%	67%	65%	66%

GAAP sales & marketing expense	$32,423	$38,446	$94,274	$100,551
Amortization expense - customer relationships	(2,167)	(2,167)	(6,502)	(6,502)
Amortization expense - trade name	(605)	(10,713)	(1,813)	(11,921)
Stock-based compensation	(3,326)	(4,153)	(10,144)	(11,194)
Restructuring charges	—	(24)	—	(100)
Non-GAAP sales & marketing expense	$26,325	$21,389	$75,815	$70,834

GAAP research & development expense	$29,471	$29,043	$88,287	$87,127
Stock-based compensation	(3,012)	(4,386)	(8,457)	(11,665)
Restructuring charges	—	(87)	—	(352)
Non-GAAP research & development expense	$26,459	$24,570	$79,830	$75,110

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2023	2022	2023
GAAP general & administrative expense	$18,690	$19,334	$62,575	$59,239
Stock-based compensation	(3,997)	(4,198)	(13,191)	(11,136)
Acquisition-related expenses	(186)	(211)	(2,070)	(634)
Litigation expenses	(1,225)	(153)	(5,093)	(4,502)
Restructuring charges	—	(1)	—	(6)
Non-GAAP general & administrative expense	$13,282	$14,771	$42,221	$42,961

GAAP loss from operations	$(18,444)	$(12,906)	$(70,681)	$(36,327)
Amortization of intangible assets	7,068	16,952	21,129	31,101
Stock-based compensation	12,505	15,823	38,476	41,969
Acquisition-related expenses	186	211	2,070	634
Litigation expenses	1,225	153	5,093	4,502
Restructuring charges	—	150	—	627
Non-GAAP operating income (loss)	$2,540	$20,383	$(3,913)	$42,506

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[1]
GAAP operating margin %	(18)%	(11)%	(24)%	(10)%
Amortization of intangible assets	7	14	7	9
Stock-based compensation	12	13	13	12
Acquisition-related expenses	—	—	1	—
Litigation expenses	1	—	2	1
Restructuring charges	—	—	—	—
Non-GAAP operating margin %	2%	17%	(1)%	12%

GAAP net loss attributable to nCino	$(23,579)	$(16,379)	$(81,512)	$(43,506)
Amortization of intangible assets	7,068	16,952	21,129	31,101
Stock-based compensation	12,505	15,823	38,476	41,969
Acquisition-related expenses	186	211	2,070	634
Litigation expenses	1,225	153	5,093	4,502
Restructuring charges	—	150	—	627
Income tax effect on non-GAAP adjustments	(3)	(237)	(9)	(616)
Adjustment attributable to redeemable non-controlling interest	1,191	(478)	2,348	(526)
Non-GAAP net income (loss) attributable to nCino	$(1,407)	$16,195	$(12,405)	$34,185

Basic and diluted GAAP net loss attributable to nCino, Inc. per share	$(0.21)	$(0.15)	$(0.74)	$(0.39)
Weighted-average shares used to compute basic and diluted GAAP net loss attributable to nCino, Inc. per share	110,897,811	112,951,553	110,434,171	112,484,017

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2023	2022	2023
Basic non-GAAP net income (loss) attributable to nCino, Inc. per share	$(0.01)	$0.14	$(0.11)	$0.30
Weighted-average shares used to compute basic non-GAAP net income (loss) attributable to nCino, Inc. per share	110,897,811	112,951,553	110,434,171	112,484,017
Diluted non-GAAP net income (loss) attributable to nCino, Inc. per share	$(0.01)	$0.14	$(0.11)	$0.30
Weighted-average shares used to compute diluted non-GAAP net income (loss) attributable to nCino, Inc. per share	110,897,811	115,261,169	110,434,171	114,636,396

Free cash flow
Net cash provided by (used in) operating activities	$(4,080)	$5,870	$6,639	$49,137
Purchases of property and equipment	(4,586)	(619)	(13,889)	(3,083)
Free cash flow	$(8,666)	$5,251	$(7,250)	$46,054
Principal payments on financing obligations[2]	(155)	(324)	(458)	(888)
Free cash flow less principal payments on financing obligations	$(8,821)	$4,927	$(7,708)	$45,166
1Columns may not foot due to rounding.
2These amounts represent the non-interest component of payments towards financing obligations for facilities.

CONTACTS
INVESTOR CONTACT
Harrison Masters
nCino
+1 910.734.7743
Harrison.masters@ncino.com
MEDIA CONTACT
Natalia Moose
nCino
Natalia.moose@ncino.com